UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On March 7, 2024, Eastside Distilling, Inc. received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying Eastside Distilling that, due to the resignation of Elizabeth Levy-Navarro from Eastside Distilling’s Board of Directors, Eastside Distilling no longer complies with Nasdaq Listing Rule 5605, which requires that a listed company have a majority of independent directors on its Board of Directors and have an audit committee consisting of at least three independent directors.

The notification has no immediate effect on Eastside Distilling’s Nasdaq listing. In accordance with Nasdaq Listing Rules, Eastside Distilling has been provided a cure period: Eastside Distilling must regain compliance with Listing Rule 5605 by the earlier of the date of Eastside Distilling’s next annual shareholders’ meeting or January 22, 2025, except that if the next annual shareholders’ meeting is held before July 22, 2024, then Eastside Distilling must achieve compliance no later than July 22, 2024. If Eastside Distilling cannot demonstrate compliance with Listing Rule 5605 within the cure period, the Staff will provide written notification that Eastside Distilling’s Common Stock will be delisted from the Nasdaq Capital Market. At that time, Eastside Distilling may appeal Nasdaq’s determination to a Hearings Panel.

The management of Eastside Distilling has resolved to take commercially reasonable steps to fill the vacancy on the Board with a new director who qualifies as independent under the Nasdaq Listing Rules as soon as is practical but in no event later than the expiration of the cure period described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer